                        U.S. Offer to Purchase for Cash
                    All Outstanding Shares of Common Stock
                                      and
                      American Depositary Shares ("ADSs")
                  (Evidenced by American Depositary Receipts)
  (other than those beneficially owned by IVAX Corporation or its affiliates)
                                      of
                            LABORATORIO CHILE S.A.
                                      at
                    $1.25 Net Per Share of Common Stock and
                   $25.00 Net Per American Depositary Share
                 (Each representing 20 Shares of Common Stock)
                                      by
                              IVAX HOLDINGS C.I.
                           a wholly-owned subsidiary
                                      of
                               IVAX CORPORATION
          Pursuant to the U.S. Offer to Purchase dated July 31, 2001
                                ("U.S. Offer")

 THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:30 P.M., NEW YORK CITY TIME, ON WEDNESDAY, AUGUST 29, 2001 UNLESS THE U.S. OFFER IS EXTENDED.


                                                                  July 31, 2001

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

      Enclosed for your consideration are the U.S. Offer to Purchase, dated July 31, 2001 (the "U.S. Offer to Purchase"), and the related Form of Acceptance and ADS Letter of Transmittal (which together with amendments or supplements thereto constitute the "U.S. Offer") relating to the offer by IVAX Holdings C.I., a Cayman Islands company (the "Purchaser"), to purchase American Depositary Shares ("ADSs") of Laboratorio Chile S.A., a publicly traded stock corporation organized under the laws of the Republic of Chile (the "Company"), at a price of $25.00 per ADS, net to the seller in cash and without interest thereon (the "U.S. Offer Price"), other than those beneficially owned by IVAX Corporation or its affiliates upon the terms set forth in the U.S. Offer to Purchase. Consideration for ADSs validly tendered and not withdrawn will be paid in United States dollars. Holders of ADSs whose ADSs are not immediately available or who cannot deliver their American Depositary Receipts ("ADRs") and all other required documents to The Bank of New York as receiving agent (the "Receiving Agent"), or complete the procedures for book-entry transfer prior to the Expiration Date (as defined in the U.S. Offer to Purchase) must tender their ADSs according to the Guaranteed Delivery Procedures set forth in Section 4 of the U.S. Offer to Purchase. Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold ADSs in your name or in the name of your nominee.

      For your information and for forwarding to those of your clients for whom you hold ADSs registered in your name or in the name of your nominee, we are enclosing the following documents:

      1. The U.S. Offer to Purchase, dated July 31, 2001;

      2. A printed form of letter that may be sent to your clients for whose account you hold ADSs registered in your name or in the name of a nominee, with space provided for obtaining such clients' instructions with regard to the U.S. Offer;

      3. The ADS Letter of Transmittal to be used by holders of ADSs in accepting the U.S. Offer;

      4. The ADS Notice of Guaranteed Delivery to be used to accept the U.S. Offer if ADRs evidencing ADSs and all other required documents are not immediately available or cannot be delivered to the Receiving Agent by the Expiration Date or if, in the case of book-entry delivery of ADSs, the procedures for book-entry transfer set forth in "Section 4. Procedure for Accepting the U.S. Offer -- Holders of Remaining ADSs" of the U.S. Offer to Purchase cannot be completed by the Expiration Date;

      5. The Form of Acceptance (which constitutes part of the U.S. Offer and is being provided for information purposes only);

      6. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

      7. The return envelope addressed to The Bank of New York (the "Receiving Agent") (for tendering ADSs).

      Shares cannot be tendered by means of the enclosed ADS Letter of Transmittal (which is exclusively for use in respect of ADSs). If you hold Shares, you should use the enclosed Form of Acceptance for tendering such Shares into the U.S. Offer by following the instructions set forth in such form. Additional information can be obtained from the Information Agent at
(800) 758-5880.

      We urge you to contact your clients as promptly as possible.

Please note the following:

      1. The U.S. Offer is open to all holders of ADSs and to all U.S. holders of Shares. See Section 1 of the U.S. Offer to Purchase.

      2. The tender price is $25.00 per ADS, net to the seller in cash and without interest thereon, as set forth in the U.S. Offer to Purchase. Consideration for tendered ADSs will be paid in United States dollars.

      3. Tendering holders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the ADS Letter of Transmittal, transfer taxes on the purchase of ADSs by the Purchaser pursuant to the U.S. Offer. However, U.S. federal income tax backup withholding at a rate of 31% may be required, unless the required taxpayer identification information is provided. See Instruction 11 of the ADS Letter of Transmittal.

      4. The U.S. Offer and withdrawal rights will expire at 5:30 p.m., New York City time, on Wednesday, August 29, 2001, unless the U.S. Offer is extended.

      5. Each member of the Company's Board of Directors has reviewed the Offers (as defined in the U.S. Offer to Purchase) and has determined, in his or her individual capacity, that the Offers are favorable to the Company's shareholders.

      6. Notwithstanding any other provision of the U.S. Offer, payment for ADSs accepted for purchase pursuant to the U.S. Offer will in all cases be made only after timely receipt by the Receiving Agent of (a) American Depositary Receipts ("ADRs"), as appropriate pursuant to the procedures set forth in Section 4 of the U.S. Offer to Purchase, or a timely book-entry confirmation with respect to such ADSs, (b) the ADS Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the U.S. Offer to Purchase) in connection with a book-entry transfer, and (c) any other documents required by the ADS Letter of Transmittal.

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

      In order to take advantage of the U.S. Offer: (i) a duly executed and properly completed ADS Letter of Transmittal or a copy thereof and any required signature guarantee or other required documents should be sent to the Receiving Agent; and (ii) ADRs representing the tendered ADSs or a timely Book-Entry Confirmation (as defined in the U.S. Offer to Purchase) should be delivered to the Receiving Agent in accordance with the instructions set forth in the ADS Letter of Transmittal and the U.S. Offer to Purchase.

      If holders of ADSs wish to tender, but it is impracticable for them to forward their ADRs or other required documents or complete the procedures for book-entry transfer prior to the Expiration Date, a tender may be effected by following the guaranteed delivery procedures specified in Section 4 of the U.S. Offer to Purchase.

      The Purchaser will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of ADSs pursuant to the U.S. Offer (other than the Receiving Agent and the Information Agent as described in the U.S. Offer to Purchase). The Purchaser will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Purchaser will pay or cause to be paid any transfer taxes payable on the transfer of ADSs to it, except as otherwise provided in Instruction 6 of the ADS Letter of Transmittal.

      Any inquiries you may have with respect to the U.S. Offer should be addressed to D.F. King & Co., Inc., the Information Agent for the U.S. Offer at the address and telephone numbers set forth on the back cover page of the U.S. Offer to Purchase.

      Requests for copies of the enclosed materials should be directed to the Information Agent.

                               Very truly yours,

     IVAX Corporation                                       IVAX Holdings C.I.

      NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE PURCHASER, THE COMPANY, THE RECEIVING AGENT, THE INFORMATION AGENT OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE U.S. OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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